THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO COMPUTERSHARE TRUST COMPANY, N.A. (THE "DEPOSITORY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Number DR-II	____________ Depositary Shares CUSIP 060505 83 1

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
EACH REPRESENTING ONE-ONE THOUSANDTH OF ONE SHARE OF
6.204% NON-CUMULATIVE PREFERRED STOCK, SERIES D,
OF
BANK OF AMERICA CORPORATION
Incorporated Under The Laws of The State of Delaware
(See Reverse for Certain Definitions.)

Computershare Trust Company, N.A., a national banking association, as Depository (the "Depository"), hereby certifies that CEDE & CO. is the registered owner of ____________________________ Depositary Shares ("Depositary Shares"), each representing one one-thousandth of a share of 6.204% Non-Cumulative Preferred Stock, Series D, liquidation preference $25,000 per share, par value $0.01 per share (the "Preferred Stock"), of BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation"), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 6, 2006 (the "Deposit Agreement"), among the Corporation, Computershare Shareholder Services, Inc., the Depositary and the holders from time to time of the depositary receipts thereunder.  The powers, designations, preferences and rights of the Preferred Stock are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware.  By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.  This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual signature of a duly authorized officer or, if executed in facsimile by the Depository and countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:                                                                                                   Computershare Trust Company, N.A., Depository

By:                                                                                    Authorized Officer

Countersigned and Registered:
Computershare Trust Company, N.A.
Transfer Agent and Registrar

By:
                Authorized Signature

BANK OF AMERICA CORPORATION

UPON REQUEST, BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE 6.204% NON-CUMULATIVE PREFERRED STOCK, SERIES D, OF BANK OF AMERICA CORPORATION.  ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each receiptholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights.  Such request may be made to the Corporation or to the Registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE.  IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - ______Custodian______
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of	Under Uniform Gifts to Minors
survivorship and not as tenants in	Act ______________
Common	(State)
Additional abbreviations may also be used though not in the above list.
For value received, _____________________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                     Depositary Shares  represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                              Attorney to transfer the Depositary Shares

on the books of the within named Depository with full power of substitution in the premises.

Dated

356:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 14Ad-15.